Wyoming Secretary of State
Secretary of State

**Wyoming Secretary of State**
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
**WY Secretary of State**
**FILED: Jun 17 2019 11:39AM**
**Original ID: 2019-000861613**

# Profit Corporation
# Articles of Incorporation

**I. The name of the corporation is:**
Jaison Phytochem, Inc.

**II. The name and physical address of the registered agent of the corporation is:**
Registered Agents Inc.
30 N Gould St Ste R
Sheridan, WY 82801

**III. The mailing address of the corporation is:**
1 Kaki Bukit Ave 3
#09-11 KB-1
Singapore, 416087
Singapore

**IV. The principal office address of the corporation is:**
1 Kaki Bukit Ave 3
#09-11 KB-1
Singapore, 416087
Singapore

**V. The number, par value, and class of shares the corporation will have the authority to issue are:**

| | | | |
|---|---|---|---|
| Number of Common Shares: | 1,500,000,000 | Common Par Value: | $0.0100 |
| Number of Preferred Shares: | 0 | Preferred Par Value: | $0.0000 |

**VI. The name and address of each incorporator is as follows:**
Law 4 Small Business, P.C.
320 Gold Ave. SW, Ste. 620, Albuquerque, NM 87102

**Signature:** *Laurence S. Donahue* Date: **06/17/2019**

Print Name: **Laurence S. Donahue**

Title: **Attorney-In-Fact**

Email: **FILINGS@L4SB.COM**

Daytime Phone #: **(505) 715-5700**